SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A (No. 2)
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

MATECH Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-53788	95-4622822
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

11661 San Vicente Boulevard, Suite 707, Los Angeles CA  90049
(Address of principal executive offices)         (Zip Code)

Registrant’s telephone number, including area code: (310) 208-5589

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes In Registrants Certifying Accountants.

■     As previously reported in 8-K/A (No. 1) filed by the Company May 28, 2010, effective April 19, 2010, the Company dismissed the firm of Gruber & Company LLC (“Gruber”) who was previously engaged as the Company’s principal accountant.  The decision to dismiss Gruber was due in part to Gruber failing to respond to numerous attempts over the past six (6) months by the Company to contact Gruber in connection with its fiscal year 2008 as well as the audit for fiscal year 2009.

Gruber’s audit report on the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to audit scope or accounting principles, except that the aforementioned report for the year ended December 31, 2008 included was modified for an uncertainty relating to the Company’s ability to continue as a going concern.

The decision to dismiss Gruber has been approved by the Company’s Board of Directors.

During the two fiscal years ended December 31, 2008 and 2007, and the subsequent interim periods through April 19, 2010, there were no disagreements with Gruber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

During the two fiscal years ended December 31, 2008 and 2007, and the subsequent interim periods and through the date of dismissal, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission (the “Commission”).

The Company previously provided Gruber a copy of the disclosures contained in its Item 4.01 Current Report on Form 8-K prior to same being filed with the Commissioner on April 19, 2010 and had requested that Gruber issue a letter addressed to the Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it did not agree with the statements made by the Company herein.  Gruber has failed to provide a letter addressed to the Commission to be filed as Exhibit 16.1 to the Company’s Form 8-K.

As the Company’s former auditors have failed to respond to the Company’s numerous inquiries, the audited financials by Gruber & Company should not be relied upon and need to be re-audited.

■     On July 13, 2010 the Company dismissed the firm of Seligson & Giannattasio LLP (“SG”) who was previously engaged as its principal independent accountants on April 19, 2010.  The Company has dismissed SG as it does not have sufficient funds to retain the services of SG or any other independent auditing firm.  SG conducted no work for the Company during its brief engagement with the Company.  The decision to dismiss SG was approved by the Board of Directors.  During the limited time SG was engaged by the Company no auditing work was performed and there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  During the brief term of engagement of SG there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.  The Company has provided SG a copy of the disclosures contained herein prior to the filing of this current report and have requested SG issue a letter to the Commission containing any new information related to this item, clarification of the Company’s expression of its views or the respects in which it does not agree with the statements made by the Company herein.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATECH Corp.

Date: July 15, 2010
	By:	/s/ Tony Cataldo
Tony Cataldo, Chief Executive
Officer and President